Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intermolecular, Inc.:

We consent to the use of our report dated March 28, 2016, with respect to the consolidated balance sheet of Intermolecular, Inc. as of December 31, 2015, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years in the two‑year period ended December 31, 2015, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

March 3, 2017